Exhibit 10.11

THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS OR BLUE SKY LAWS. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS, OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IRVINE SENSORS CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

Right to Purchase 2,589,000 shares of Common Stock of Irvine Sensors Corporation (subject to adjustment as provided herein)

CLASS A COMMON STOCK PURCHASE WARRANT

No. 2006-A-001	Issue Date: December 29, 2006

IRVINE SENSORS CORPORATION, a corporation organized under the laws of the State of Delaware (the “Company”), hereby certifies that, for value received, LONGVIEW FUND, LP, 600 Montgomery Street, 44th Floor, San Francisco, CA 94111, Fax: (415) 981-5301, or its assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company at any time after the Issue Date until 5:00 p.m., Eastern time on the fifth (5th) anniversary of the Issue Date (the “Expiration Date”), up to 2,589,000 fully paid and nonassessable shares of Common Stock at a per share purchase price of $1.30. The aforedescribed purchase price per share, as adjusted from time to time as herein provided, is referred to herein as the “Purchase Price.” The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein. The Company may reduce the Purchase Price without the consent of the Holder. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Subscription Agreement (the “Subscription Agreement”), dated December 29, 2006, entered into by the Company and Holders of the Class A Warrants. This Warrant is one of a series of similar Warrants issued pursuant to the Subscription Agreement. All such Warrants are referred to herein, collectively, as the Class A Warrants.

As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

(a) The term “Company” shall include Irvine Sensors Corporation and any corporation which shall succeed or assume the obligations of Irvine Sensors Corporation hereunder.

(b) The term “Common Stock” includes (a) the Company’s Common Stock, $.01 par value per share, as authorized on the date of the Subscription Agreement, and (b) any other securities into which or for which any of the securities described in (a) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

(c) The term “Other Securities” refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 5 or otherwise.

(d) The term “Warrant Shares” shall mean the Common Stock issuable upon exercise of this Warrant.

1. Exercise of Warrant.

1.1. Number of Shares Issuable upon Exercise. From and after the Issue Date through and including the Expiration Date, the Holder hereof shall be entitled to receive, upon exercise of this Warrant in whole in accordance with the terms of Subsection 1.2 or upon exercise of this Warrant in part in accordance with Subsection 1.3, shares of Common Stock of the Company, subject to adjustment pursuant to Sections 3 and 4 and subject to the limitations set forth in Section 10.

1.2. Full Exercise. Subject to the limitations set forth in Section 10, this Warrant may be exercised in full by the Holder hereof by delivery to the principal office of the Company of an original or facsimile copy of the form of subscription attached as Exhibit A hereto (the “Subscription Form”) duly executed by such Holder, accompanied by payment, in cash, wire transfer or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Common Stock for which this Warrant is then exercisable by the Purchase Price then in effect. Notwithstanding anything to the contrary set forth herein, upon exercise of any portion of this Warrant in accordance with the terms hereof, the Holder shall not be required to physically surrender this warrant to the Company unless (A) all the Warrants have been or are being exercised, or (B) the Holder has provided the Company with prior written notice (which notice may be included in an exercise notice) requesting physical surrender and reissue of this Warrant. The Holder and the Company shall maintain records showing the principal, exercise amounts and dates of such exercises or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Warrant upon conversion.

1.3. Partial Exercise. Subject to the limitations set forth in Section 10, this Warrant may be exercised in part (but not for a fractional share) by surrender of this Warrant in the manner and at the place provided in Subsection 1.2 except that the amount payable by the Holder on such partial exercise shall be the amount obtained by multiplying (a) the number of whole shares of Common Stock designated by the Holder in the Subscription Form by (b) the Purchase Price then in effect. On any such partial exercise and assuming delivery of the original Warrant to the Company, the Company, at its expense, will forthwith issue and deliver to or upon the order of the Holder hereof a new Warrant of like tenor, in the name of the Holder hereof or as such Holder (upon payment by such Holder of any applicable transfer taxes and compliance with the other provisions herein) may request, for the whole number of shares of Common Stock for which such Warrant may still be exercised.

1.4. Fair Market Value. Fair Market Value of a share of Common Stock as of a particular date (the “Determination Date”) shall mean:

(a) If the Company’s Common Stock is traded on an exchange or is quoted on the NASDAQ Global Market, the NASDAQ Global Select Market, the NASDAQ Capital Market or the American Stock Exchange, LLC, then the closing or last sale price, respectively, reported for the last business day immediately preceding the Determination Date;

(b) If the Company’s Common Stock is not traded on an exchange or on the NASDAQ Global Market, the NASDAQ Global Select Market, the NASDAQ Capital Market or the American Stock Exchange, Inc., but is traded in the over-the-counter market, then the average of the closing bid and ask prices reported for the last business day immediately preceding the Determination Date; or

(c) Except as provided in clause (d) below, if the Company’s Common Stock is not publicly traded, then as the Holder and the Company agree, or in the absence of such an agreement, by arbitration in accordance with the rules then standing of the American Arbitration Association, before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided; or

(d) If the Determination Date is the date of a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company’s charter, then all amounts to be payable per share to holders of the Common Stock pursuant to the charter in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Common Stock in liquidation under the charter, assuming for the purposes of this clause (d) that all of the shares of Common Stock then issuable upon exercise of all of the Warrants are outstanding at the Determination Date.

1.5. Company Acknowledgment. The Company will, at the time of the exercise of the Warrant, upon the request of the Holder hereof acknowledge in writing its continuing obligation to afford to such Holder any rights to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Holder any such rights.

1.6. Trustee for Warrant Holders. In the event that a bank or trust company shall have been appointed as trustee for the Holder of the Warrants pursuant to Subsection 3.2, such bank or trust company shall have all the powers and duties of a warrant agent (as hereinafter described) and shall accept, in its own name for the account of the Company or such successor person as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to this Section 1.

1.7 Delivery of Stock Certificates, etc. on Exercise; Restrictive Legend. The Holder hereof shall be deemed to be the record owner of the shares of Common Stock purchased upon exercise of this Warrant as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid, except that, if the date of such surrender and payment is on a date when the stock transfer books of the Company are closed, such Holder shall be deemed to have become the record owner of such shares at the close of business on the next succeeding date on which the stock transfer books are open. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within five (5) business days thereafter (“Warrant Share Delivery Date”), the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder hereof, or as such Holder (upon payment by such Holder of any applicable transfer taxes and compliance with the other provisions herein) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash equal to such fraction multiplied by the then Fair Market Value of one full share of Common Stock, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 1 or otherwise. The Company understands that a delay in the delivery of the Warrant Shares after the Warrant Share Delivery Date could result in economic loss to the Holder. As compensation to the Holder for such loss, the Company agrees to pay (as liquidated damages and not as a penalty) to the Holder for late issuance of Warrant Shares upon exercise of this Warrant the amount of $100 per business day after the Warrant Share Delivery Date for each $10,000 of Purchase Price of Warrant Shares for which this Warrant is exercised which are not timely delivered. The Company shall make any payments incurred under this Section in accordance with Section 1.9 herein upon demand. Furthermore, in addition to any other remedies which may be available to the Holder, in the event that the Company fails for any reason to effect delivery of the Warrant Shares by the Warrant Share Delivery Date, the Holder may revoke all or part of the relevant Warrant exercise by delivery of a written notice to such effect to the Company whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to the exercise of the relevant portion of this Warrant, except that the liquidated damages described above shall be payable through the date notice of revocation or rescission is given to the Company. Each certificate for Warrant Shares shall bear a restrictive legend in substantially the form as follows, together with any additional legend required by (i) any applicable state securities laws and (ii) any securities exchange upon which such Warrant Shares may, at the time of such exercise, be listed):

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS OR BLUE SKY LAWS. SUCH SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS, OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IRVINE SENSORS CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.”

Any certificate issued at any time in exchange or substitution for any certificate bearing such legend shall also bear such legend unless, in the opinion of counsel for the Holder thereof (which counsel shall be reasonably satisfactory to counsel for the Company), the securities represented thereby are not, at such time, required by law to bear such legend.

1.8. Delivery of Unlegended Shares.

(a) Within five (5) business days (such fifth business day being the “Unlegended Shares Delivery Date”) after the business day on which the Company has received (i) a notice that Warrant Shares have been sold pursuant to a Registration Statement (as defined in the Registration Rights Agreement) or in compliance with Rule 144 under the 1933 Act, (ii) a representation that the prospectus delivery requirements, or the requirements of Rule 144, as applicable and if required, have been satisfied, (iii) copies of the front and back of the share certificates that Holder has delivered to the Company’s transfer agent representing the shares of Common Stock that have been sold, and (iv) in the case of sales under Rule 144, customary representation letters of the Holder and/or Holder’s broker regarding compliance with the requirements of Rule 144 and a copy of the Form 144 filed by the Holder, the Company at its expense, (y) shall deliver, and shall cause legal counsel selected by the Company to deliver to its transfer agent (with copies to Holder’s broker) an appropriate instruction and opinion of such counsel, directing the delivery of shares of Common Stock without any 1933 Act legends including the legend set forth in Section 3 of the Subscription Agreement, reissuable pursuant to any effective and current Registration Statement or pursuant to Rule 144 under the 1933 Act (the “Unlegended Shares”); and (z) cause the transmission of the certificates representing the Unlegended Shares, together with a legended certificate representing the balance of the submitted Warrant Shares certificate, if any, to the Holder at the address specified in the notice of sale, via express courier, by electronic transfer or otherwise on or before the Unlegended Shares Delivery Date.

(b) In lieu of delivering physical certificates representing the Unlegended Shares, if the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, upon request of a Holder, so long as the certificates therefor do not bear a legend and the Holder is not obligated to return such certificate for the placement of a legend thereon, the Company must cause its transfer agent on or before the Unlegended Shares Delivery Date to electronically transmit the Unlegended Shares by crediting the account of Holder’s prime Broker with DTC through its Deposit Withdrawal Agent Commission system.

(c) The Company understands that a delay in the delivery of the Unlegended Shares after the Unlegended Shares Delivery Date could result in economic loss to Holder. As compensation to Holder for such loss, the Company agrees to pay late payment fees (as liquidated damages and not as a penalty) to the Holder for late delivery of Unlegended Shares in the amount of $1.00 per business day after the Unlegended Shares Delivery Date for each $100 of Purchase Price of the Unlegended Shares subject to the delivery default. If during any 360 day period, the Company fails to deliver Unlegended Shares as required by this Section 1.8 for an aggregate of thirty (30) days, then each

Holder or assignee holding Securities subject to such default may, at its option, require the Company, to the extent permissible under law, to redeem all or any portion of the Warrant Shares subject to such default at a price per share equal to 120% of the Purchase Price of such Warrant Shares (“Unlegended Redemption Amount”).

(d) Damages payable in connection with Sections 1.7 and 1.8 will be due on the tenth Trading Day after such liquidated damages began to accrue and in the case of Section 1.10, the tenth Trading Day after the Company has received such notice, and thereafter on the monthly anniversary of each such date.

1.9 Limitation on Liquidated Damages. Liquidated damages calculable under Section 1.8 of this Warrant shall not accrue for the same days that liquidated damages are accruing under Section 1.7 above in relation to the same Warrant Shares. The maximum amount of liquidated damages or other payments in connection with Sections 1.7 and 1.8 shall not exceed 15% of the maximum amount of the Obligations (as defined in the Registration Rights Agreement) outstanding as of the Issue Date. At the election of the Company, any liquidated damages or other amounts payable under Sections 1.7 or 1.8 may be paid in either (a) shares of Common Stock, the number of which shall be calculated by dividing the total amount of liquidated damages (including any interest thereon) by the lesser of $1.75 or 60% of the average of the three lowest closing bid prices of the Common Stock as reported by Bloomberg L.P. for the Principal Market for the twenty Trading Days preceding each required payment date; or (b) in cash or other immediately available funds. Liquidated damages payable pursuant to Sections 1.7 and 1.8 hereunder and pursuant to the Registration Rights Agreement may not exceed in the aggregate, 945,507 shares of Common Stock.

1.10 Buy-In. In additional to any other rights available to the Holder, if the Company fails to deliver to a Holder the Warrant Shares as required pursuant to this Warrant, within seven (7) business days after the Warrant Share Delivery Date and the Holder, or a broker on the Holder’s behalf, is required to purchase (in an open market transaction) shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Warrant Shares which the Holder was entitled to receive from the Company (a “Buy-In”), then the Company shall pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (A) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate Purchase Price of the Warrant Shares required to have been delivered together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if a Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to $10,000 of Purchase Price of Warrant Shares to have been received upon exercise of this Warrant, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.

1.11 Injunction. In the event a Holder shall have validly exercised this Warrant accordance with its terms and shall request delivery of Warrant Shares as described in Sections 1.7 or 1.8, and the Company is required hereunder to deliver such Warrant Shares, the Company may not refuse to deliver such Warrant Shares based on any claim that such Holder or any one associated or affiliated with such Holder has been engaged in any violation of law or terms of the Subscription Agreement (other than Holders’ representations necessary to comply with applicable state and federal securities laws), unless an injunction or temporary restraining order from a court, on notice, restraining and or enjoining delivery of such Warrant Shares or exercise of all or part of said Warrant shall have been sought and obtained by the Company or at the Company’s request, and the Company has posted a surety bond for the benefit of such Holder in the amount of 120% of the amount of the aggregate Purchase Price of the Warrant Shares which are subject to the injunction or temporary restraining order, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Holder to the extent Holder obtains judgment in Holder’s favor.

2. Cashless Exercise.

(a) If a Registration Statement (as defined in the Subscription Agreement) (“Registration Statement”) is effective and the Holder may sell its shares of Common Stock upon exercise hereof pursuant to the Registration Statement, this Warrant may be exercisable in whole or in part for only cash, wire transfer or by certified or official bank check payable to the order of the Company equal to the applicable aggregate Purchase Price, as set forth in Section 1 above. If no such Registration Statement is available, then commencing ninety days after the Issue Date, this Warrant may also be exercised at the option of the Holder either in (i) cash, wire transfer or by certified or official bank check payable to the order of the Company equal to the applicable aggregate Purchase Price, (ii) by net exercise of the Warrants in accordance with Section (b) below or (iii) by a combination of any of the foregoing methods, for the number of Common Stock specified in such form (as such exercise number shall be adjusted or limited to reflect any adjustment or limitation in the total number of shares of Common Stock issuable to the Holder per the terms of this Warrant) and the Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock (or Other Securities) determined as provided herein.

(b) Subject to Subsection 2(a) hereof, if the Fair Market Value of one share of Common Stock is greater than the Purchase Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being cancelled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Subscription Form in which event the Company shall issue to the holder a number of shares of Common Stock computed using the following formula:

X=	Y (A-B)
A

Where	X=	the number of shares of Common Stock to be issued to the Holder

	Y=	the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)

	A=	the average of the closing sale prices of one share of Common Stock for the five (5) Trading Days immediately prior to (but not including) the Exercise Date

	B=	Purchase Price (as adjusted to the date of such calculation)

(c) For purposes of Rule 144 promulgated under the 1933 Act, it is intended, understood and acknowledged that the Warrant Shares issued in a solely cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was acquired by the Holder; provided that the holding period requirements under Rule 144 have not been amended to the contrary, after the Issue Date.

3. Adjustment for Reorganization, Consolidation, Merger, etc.

3.1. Reorganization, Consolidation, Merger, etc. In case at any time or from time to time, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person or

(c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, in which holders of Common Stock shall be entitled to receive shares, securities or other assets or property, then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provision shall be made by the Company whereby the Holder of this Warrant, on the exercise hereof as provided in Section 1, at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock (or Other Securities) issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such Holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Section 4.

3.2. Dissolution. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the Holder of the Warrants after the effective date of such dissolution pursuant to this Section 3 to a bank or trust company (a “Trustee”) having its principal office in New York, NY, as trustee for the Holder of the Warrants.

3.3. Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 3, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the Other Securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any Other Securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 4. In the event this Warrant does not continue in full force and effect after the consummation of the transaction described in this Section 3, then only in such event will the Company’s securities and property (including cash, where applicable) receivable by the Holder of the Warrants be delivered to the Trustee as contemplated by Section 3.2.

3.4 Share Issuance. Until the Expiration Date, if the Company shall issue or agree to issue any Common Stock except for the Excepted Issuances (as defined in the Subscription Agreement) or to the Holder of this Warrant, prior to the complete exercise of this Warrant, for a consideration less than the Purchase Price that would be in effect at the time of such agreement or issuance, then, and thereafter successively upon each such agreement or issuance, the Purchase Price shall be reduced to such other lower price. For purposes of this adjustment, except for the Excepted Issuances, the issuance or agreement to issue any security or debt instrument of the Company carrying the right to convert such security or debt instrument into Common Stock or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Purchase Price upon such agreement or issuance of the above-described security, debt instrument, warrant, right, or option and again at any time upon any subsequent issuances of shares of Common Stock upon exercise of such conversion or purchase rights provided that such issuance is at a price lower than the Purchase Price in effect upon such issuance. The Holder is granted, at the Holder’s election, registration rights, if any, granted in connection with such other issue.

4. Extraordinary Events Regarding Common Stock. In the event that the Company shall (a) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Purchase Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 4. The number of shares of Common Stock that the Holder of this Warrant shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive shall be adjusted to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 4) be issuable on such exercise by a fraction of which (a) the numerator is the Purchase Price that would otherwise (but for the provisions of this Section 4) be in effect, and (b) the denominator is the Purchase Price in effect on the date of such exercise.

5. Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of the Warrants, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and (c) the Purchase Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the Holder of the Warrant and any Warrant Agent of the Company (appointed pursuant to Section 12 hereof).

6. Reservation of Stock, etc. Issuable on Exercise of Warrant; Financial Statements. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrants, all shares of Common Stock (or Other Securities) from time to time issuable on the exercise of the Warrant. This Warrant entitles the Holder hereof to receive copies of all financial and other information distributed or required to be distributed to the holders of the Company’s Common Stock.

7. Assignment; Exchange of Warrant. Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a “Transferor”); provided that the transferee(s) is an “accredited” investor as defined in Regulation D promulgated under the Securities Act of 1933, as amended, and agrees in writing to be bound by the terms and subject to the conditions of this Warrant, the Subscription Agreement and the Registration Rights Agreement. On the surrender for exchange of this Warrant, with the Transferor’s endorsement in the form of Exhibit B attached hereto (the “Transferor Endorsement Form”) and together with an opinion of counsel reasonably satisfactory to the Company that the transfer of this Warrant will be in compliance with applicable securities laws, the Company at its expense, but with payment by the Transferor of any applicable transfer taxes, will issue and deliver to or on the order of the Transferor thereof a new Warrant or Warrants of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a “Transferee”), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor. The Holder represents and warrants that such transfers shall not result in a public distribution of the Warrant.

8. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

9. Registration Rights. The Holder of this Warrant has been granted certain registration rights by the Company. These registration rights are set forth in the Registration Rights Agreement entered into by the Company and the initial Holder of this Warrant. The terms of the Registration Rights Agreement are incorporated herein by this reference.

10. Maximum Exercise. Notwithstanding anything herein to the contrary, in no event shall the Holder and other Holders of Class A Warrants be permitted to exercise Warrants in excess of each such Holder’s Pro Rata Portion of Warrant Shares which a number of whole Warrant Shares that would exceed 19.99% of the Company’s Common Stock outstanding as of the Issue Date (which 19.99% is agreed to be equal to but not less than 3,945,507 shares of Common Stock) (the “Cap”). In addition, the Holder shall not be entitled to exercise this Warrant on an exercise date in connection with that number of Shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on an exercise date, and (ii) the number of shares of Common Stock issuable upon the exercise of this Warrant with respect to which the determination of this limitation is being made on an exercise date, and (iii) the number of shares of Common Stock issuable upon the conversion of convertible notes issued by the Company and owned by the Holder, with respect to which the determination of this limitation is being made on an exercise date, which would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding Common Stock on such date. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Holder shall not be limited to aggregate exercises which would result in the issuance of more than 4.99% but less than the Cap. The 4.99% limitation (but not the Cap) described in this paragraph may be increased upon sixty-one (61) days prior written notice from the Holder to the Company to up to 9.99%. The Holder may allocate which of the equity of the Company deemed beneficially owned by the Subscriber shall be included in the 4.99% (or if waived, 9.99%) amount described above and which shall be allocated to the excess above 4.99% (or if waived 9.99%) provided such allocations are consistent with applicable law.

11. Event of Default. It shall be a material default by the Company under the Transaction Documents if at any time the Holder is prevented from exercising any portion of the Warrant as a result of the application of the Cap as described in Section 10 above.

12. Warrant Agent. The Company may, by written notice to the Holder of the Warrant, appoint an agent (a “Warrant Agent”) for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to Section 1, exchanging this Warrant pursuant to Section 7, and replacing this Warrant pursuant to Section 8, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such Warrant Agent.

13. Transfer on the Company’s Books. Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof and the Holder hereunder for all purposes, notwithstanding any notice to the contrary.

14. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable overnight courier service that guarantees next business day delivery, with charges prepaid, or (iv) transmitted by hand delivery, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day by 5:00 pm local time where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day or if delivered after 5:00 pm local time where such notice is to be received) or (b)

on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company to: Irvine Sensors Corporation, 3001 Red Hill Avenue, Costa Mesa, CA 92650, Attn: Chief Financial Officer, telecopier: (714) 444-8773, with a copy by telecopier only to: Dorsey & Whitney LLP, 38 Technology Drive, Irvine, CA 92618, Attn: Ellen S. Bancroft, Esq., telecopier: (949) 932-3601, and (ii) if to the Holder, to the address and telecopier number listed on the first paragraph of this Warrant, with an additional copy by telecopier only to: Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, telecopier number: (212) 697-3575.

15. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of New York. Any dispute relating to this Warrant shall be adjudicated in New York County in the State of New York. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

IRVINE SENSORS CORPORATION

By:	/s/ JOHN C. CARSON
Name:	John C. Carson
Title:	President & CEO

Exhibit A

FORM OF SUBSCRIPTION

(to be signed only on exercise of Warrant)

TO: IRVINE SENSORS CORPORATION

The undersigned, pursuant to the provisions set forth in the attached Warrant (No.    ), hereby irrevocably elects to purchase (check applicable box):

                  shares of the Common Stock covered by such Warrant; or

                  shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth in Section 2.

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant, which is $                    . Such payment takes the form of (check applicable box or boxes):

             $                      in lawful money of the United States; and/or

             the cancellation of such portion of the attached Warrant as is exercisable for a total of                      shares of Common Stock (using a Fair Market Value of $                     per share for purposes of this calculation) in accordance with the cashless exercise procedure set forth in Section 2.

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to                                                                           whose address is

Number of Shares of Common Stock Beneficially Owned on the date of exercise: Less than five percent (5%) of the outstanding Common Stock of Irvine Sensors Corporation.

The undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby, the undersigned will not own in excess of the number of shares of Common Stock permitted to be owned under Section 10 of this Warrant to which this notice relates.

The undersigned hereby represents and warrants that the undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended, and that the undersigned is acquiring the Warrant Shares for its own account for investment purposes only, and not for resale or with a view to distribution of such Warrant Shares or any part thereof.

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an exemption from registration under the Securities Act.

Dated:
(Signature must conform to name of Holder as specified on the face of the Warrant)

(Address)

Exhibit B

FORM OF TRANSFEROR ENDORSEMENT

(To be signed only on transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading “Transferees” the right represented by the within Warrant to purchase the percentage and number of shares of Common Stock of IRVINE SENSORS CORPORATION to which the within Warrant relates specified under the headings “Percentage Transferred” and “Number Transferred,” respectively, opposite the name(s) of such person(s) and irrevocably constitutes and appoints                      Attorney to transfer its respective right on the books of IRVINE SENSORS CORPORATION with full power of substitution in the premises.

Transferees	Percentage Transferred	Number Transferred

Dated: ,
(Signature must conform to name of Holder as specified on the face of the Warrant)

Signed in the presence of:

(Name)
(address)

ACCEPTED AND AGREED:
[TRANSFEREE]
(address)

(Name)